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                                                                   Exhibit 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

   We consent to the incorporation by reference in this Openwave Systems Inc. Current Report (Form 8-K/A) of our report dated July 12, 2000, with respect to the consolidated financial statements of Software.com, Inc. included in the Registration Statement (Form S-4 No. 333-44926) as amended and related joint proxy statement/prospectus of Phone.com, Inc. filed with the Securities Exchange Commission on August 31, 2000.

                                          /s/ Ernst & Young LLP

Woodland Hills, California
January 31, 2001